                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in the Proxy Statement of Fay's Incorporated which is part of this Amendment No. 1 to the Registration Statement No. 333-10397 of J.C. Penney Company, Inc. on Form S-4 of our report dated March 6, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for postretirement benefits other than pensions to conform with Statement of Financial Accounting Standards No. 106 and to a change in accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109), appearing in the Annual Report on Form 10-K of Fay's Incorporated for the fiscal year ended January 27, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Rochester, New York

September 6, 1996